                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]    Preliminary Proxy Statement   [_] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Engage, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

[_]    Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

       (2)   Form, Schedule or Registration Statement No.:

       (3)   Filing Party:

       (4)   Date Filed:

                                 ENGAGE, INC.
                             100 Brickstone Square
                         Andover, Massachusetts 01810
                                (978) 684-3884

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 15, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Engage, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 100 Brickstone Square, Andover, Massachusetts 01810 on Friday, March 15, 2002 at 11:00 a.m. local time, for the following purposes:

      1. To elect five directors to serve until the next Annual Meeting of Stockholders.

      2. To approve the issuance of shares of the Company's Common Stock that may be issued upon the conversion of two secured convertible promissory notes issued to CMGI, Inc.

      3. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

      4. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

      5. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-15 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

      6. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending July 31, 2002.

      7. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors presently has no knowledge of any other business to be transacted at the meeting.

   Only stockholders of record at the close of business on Thursday, January 31, 2002 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          Daniel M. Carroll,
                                          Secretary

Andover, Massachusetts
February   , 2002

   All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

                            YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

   ADMISSION TO THE MEETING WILL BE ON A FIRST COME, FIRST SERVED BASIS AND AN ADMISSION TICKET AND PICTURE IDENTIFICATION WILL BE REQUIRED TO ENTER THE MEETING. EACH STOCKHOLDER WILL BE ENTITLED TO BRING A GUEST TO THE MEETING. FOR STOCKHOLDERS OF RECORD, AN ADMISSION TICKET IS ATTACHED TO THE PROXY CARD SENT WITH THIS NOTICE AND PROXY STATEMENT. STOCKHOLDERS HOLDING STOCK IN BANK OR BROKERAGE ACCOUNTS CAN OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP OF SHARES (SUCH AS A BROKERAGE STATEMENT), TO THE COMPANY AT 100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810 ATTN: INVESTOR RELATIONS. AN INDIVIDUAL ARRIVING WITHOUT AN ADMISSION TICKET WILL NOT BE ADMITTED UNLESS IT CAN BE VERIFIED THAT THE INDIVIDUAL IS AN ENGAGE STOCKHOLDER. CAMERAS, CELL PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                 ENGAGE, INC.
                             100 Brickstone Square
                         Andover, Massachusetts 01810

                               -----------------

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                                March 15, 2002

General

   This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of Engage, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the principal executive offices of the Company, 100 Brickstone Square, Andover, Massachusetts 01810, on Friday, March 15, 2002 at 11:00 a.m. local time, or at any adjournments or postponements of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting to Stockholders. This Proxy Statement and accompanying proxy card and the Company's Annual Report for
the year ended July 31, 2001 are being mailed on or about February   , 2002 to
all stockholders entitled to notice of and to vote at the Meeting. The principal executive offices of the Company are located at 100 Brickstone Square, Andover, Massachusetts 01810, and the Company's telephone number is
(978) 684-3884.

Solicitation

   The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of the Company's Common Stock held in their names.

Record Date, Quorum, Voting Rights and Outstanding Shares

   Only holders of record at the close of business on Thursday, January 31, 2002, will be entitled to notice of, and to vote at, the Meeting. As of January
31, 2002, the Company had     shares of Common Stock outstanding and entitled
to vote. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy and voting at the meeting is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the Company's Common Stock present in person or represented by proxy and voting for the proposal is required to approve the proposals related to (i) the issuance of the Company's Common Stock upon the conversion of the notes issued to CMGI (Proposal 2) and (ii) to ratify the selection of KPMG LLP as the Company's auditors (Proposal 6). The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the proposals related to the amendment to the Company's Second Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") in connection with the proposed reverse stock splits (Proposals 3, 4 and 5).

   Under the Company's Certificate of Incorporation and Amended and Restated By-laws ("By-laws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. For Proposals 1, 2 and 6, abstentions and broker non-votes are not counted for purposes of tabulating the votes cast, and accordingly will have no effect on these proposals. For Proposals 3, 4 and 5, however, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Revocability of Proxy and Voting of Shares

   Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, Second Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

      (1) FOR the election of all five directors;

      (2) FOR the approval of the issuance of shares of the Company's Common Stock that may be issued upon the conversion of two secured convertible promissory notes issued to CMGI, Inc.;

      (3) FOR the authorization of the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders;

      (4) FOR the authorization of the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders;

      (5) FOR the authorization of the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-15 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders;

      (6) FOR the ratification of the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending July 31, 2002; and

      (7) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock and CMGI common stock as of October 1, 2001 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the Named Executive Officers (as defined below) and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                       Percentage                    Percentage
                                                      Shares of        Ownership    Shares of CMGI   Ownership
                                                    Engage Common      of Engage     Common Stock     of CMGI
                                                  Stock Beneficially  Common Stock   Beneficially   Common Stock
Name and Address #                                     Owned(1)      Outstanding(2)    Owned(1)    Outstanding(3)
------------------                                ------------------ -------------- -------------- --------------
CMGI, Inc. (4)...................................    149,762,917          76.1%               --          --
 100 Brickstone Square
 Andover, MA 01810
Anthony G. Nuzzo (5).............................        885,060             *                 0          --
Paul L. Schaut...................................        515,295             *                 0          --
Daniel J. Jaye (6)...............................      1,078,462             *                 0          --
Michael K. Baker (7).............................        262,857             *                 0          --
Christopher M. Cuddy (8).........................          5,302             *            42,238          **
Thomas M. Rothfels...............................         74,335             *                 0          --
Dean A. Wiltse...................................          4,000             *             2,500          **
Andrew J. Zimmon (9).............................        194,984             *                 0          --
Edward A. Bennett (10)...........................         74,999             *                 0          --
George A. McMillan (11)..........................              0            --           125,200          **
Peter J. Rice....................................              0            --                 0          --
David S. Wetherell (12)..........................         46,000             *        38,126,154        10.7%
All current directors and executive officers as a
  group (7 persons) (13).........................        361,853             *        38,301,294        10.7%

--------
 # Addresses are given for beneficial owners of more than 5% of the Company's
   Common Stock only.
 * Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.
** Percentage is less than 1% of the total number of outstanding shares of CMGI common stock.
(1) Beneficial ownership of the Company's Common Stock and CMGI common stock is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and includes shares for which the holder has sole or shared voting or investment power. Shares of the Company's Common Stock and CMGI common stock subject to options exercisable on or which become exercisable within 60 days after October 1, 2001 are deemed to be beneficially owned and outstanding by the person holding such options and are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The inclusion of any shares of the Company's Common Stock or CMGI common stock deemed beneficially owned does not constitute admission of beneficial ownership of those shares.
(2) Percentage ownership is based on 196,673,925 shares of the Company's Common Stock issued and outstanding on October 1, 2001, plus any shares of the Company's Common Stock subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or within 60 days after October 1, 2001.
(3) Percentage ownership is based on 352,467,538 shares of CMGI common stock issued and outstanding on October 1, 2001, plus any shares of CMGI common stock subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or within 60 days after October 1, 2001.

(4) Does not include shares of the Company's Common Stock that may be acquired pursuant to convertible notes issued by the Company to CMGI in October 2001. See "Certain Relationships and Related Transactions."
(5) Includes 875,000 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001.
(6) Includes 267,707 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001.
(7) Includes 260,830 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan and 2000 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001.
(8) Includes 5,208 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001 and 42,082 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan that were exercisable on or within 60 days after October 1, 2001.
(9) Includes 47,078 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 2000 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001.
(10) Consists of 74,999 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1999 Stock Option Plan for Non-Employee Directors that were exercisable on or within 60 days after October 1, 2001.
(11) Includes 125,000 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan that were exercisable on or within 60 days after October 1, 2001.
(12) Includes 5,014,274 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan that were exercisable on or within 60 days after October 1, 2001. Also includes
     (i) 16,932,672 shares of CMGI common stock held by a limited liability company of which Mr. Wetherell owns a membership interest and which is managed by a limited liability company of which Mr. Wetherell is a manager and (ii) 388,244 shares of CMGI common stock held by Mr. Wetherell and his wife as trustees for the David S. Wetherell Charitable Trust, for a total of 17,320,916 shares of CMGI common stock with respect to which Mr. Wetherell disclaims beneficial ownership. Mr. Wetherell's address is c/o CMGI, Inc., 100 Brickstone Square, Andover, MA 01810.
(13) See footnotes 8, 9, 10, 11 and 12 above. Also includes 38,870 shares of the Company's Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1995 Equity Incentive Plan that were exercisable on or within 60 days after October 1, 2001 and 7,649 shares of CMGI common stock issuable upon exercise of outstanding stock options granted under CMGI's 1986 Stock Option Plan that were exercisable on or within 60 days after October 1, 2001.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Company's By-laws provide for its business to be managed by or under its Board of Directors. As of the date of the last annual meeting, there were six directors, Edward Bennett, Christopher Evans, Andrew Hajducky, Anthony Nuzzo, Frederic Rosen and David Wetherell. On February 27, 2001, the Board of Directors voted to increase the number of directorships from six to seven and filled the vacancy created by the increase in directorships by appointing Frank Campanella to the Board.

   Fredric Rosen and Andrew Hajducky resigned from the Company's Board of Directors on July 5, 2001 and July 9, 2001, respectively. On July 17, 2001, the Board filled one of these vacancies by appointing George McMillan to the Board of Directors. In addition, Anthony Nuzzo, Christopher Evans and Frank Campanella resigned from the Board of Directors on September 20, 2001, September 21, 2001 and September 25, 2001, respectively. On September 20, 2001, the Board filled the vacancy created by Mr. Nuzzo's resignation by appointing Christopher Cuddy to the Board of Directors. On October 4, 2001, the Board of Directors voted to decrease the number of directorships from seven to five. On December 6, 2001, the Board appointed Peter J. Rice as the fifth director.

   The Company's By-laws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

   The Board of Directors recommends that the nominees named below be elected directors of the Company. The persons named in the enclosed Proxy will vote to elect the five nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect each nominee. All nominees are presently serving as directors and have consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Meeting or is unwilling to serve, the person acting under the proxy may vote the proxy for the election of a substitute.

   Set forth below are the name, age and the positions and offices held by each nominee for director, his principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each nominee for director, as of October 1, 2001, appears under "Security Ownership of Certain Beneficial Owners and Management" elsewhere in this Proxy Statement.

                     MANAGEMENT RECOMMENDS A VOTE IN FAVOR
                       OF ALL FIVE OF THE NAMED NOMINEES

                Nominees for Election to the Board of Directors

   Edward A. Bennett, age 55, has served as a director of Engage since January 1999. Since November 1999, Mr. Bennett has served as Chairman of Mobilelogic, Inc., a wireless software and mobile solutions provider. In addition, since March 2000, Mr. Bennett has served as a Partner of the Investcorp/212 Ventures Technology Fund, a venture capital fund. From January 1997 until November 1999, he served as President of Bennett Media Collaborative, a media consulting company. From April 1995 until July 1996, Mr. Bennett was Chief Executive Officer of Prodigy, Inc., an online service provider. Mr. Bennett is also a director of SoftNet Systems, Inc., a high speed broadband Internet access and content services company, and Key3Media Group, Inc., a producer, manager and promoter of tradeshows, conferences and other events for the information technology industry.

   Christopher M. Cuddy, age 37, has served as a director of Engage since September 2001. Since September 2001, Mr. Cuddy has also served as Interim President and Chief Executive Officer of Engage. From November 1999 to September 2001, he served as Vice President of Corporate Development for CMGI. From July 1999 to November 1999, Mr. Cuddy served as Vice President of Business Development for Bluestreak.com, Inc., a leading software provider for advertisers. From July 1990 to July 1999, Mr. Cuddy served as a Partner of Computer Sciences Corporation, a leading consulting and information technology services firm.

   George A. McMillan, age 47, has served as a director of Engage since July 2001. Since July 2001, Mr. McMillan has served as Chief Financial Officer and Treasurer of CMGI. From 1997 to July 2001, Mr. McMillan served as President and Chief Operating Officer of BMG Direct, a unit of Bertelsmann AG consisting of BMG Music Service and CDNOW. From 1993 to 1997, Mr. McMillan served as Chief Operating Officer and Chief Financial Officer of Renaissance Solutions, an IT and management consulting firm.

   Peter J. Rice, age 49, has served as a director of Engage since December 2001. Mr. Rice has served as Executive Vice President and Chief Financial Officer of MRO Software, Inc. (formerly Project Software and Development, Inc.), a software development company, since June 2000. From February 1998 to June 2000, Mr. Rice served as Vice President Finance and Administration, Chief Financial Officer and Treasurer of Interleaf, Inc., a company that develops and markets E-publishing and E-content software products and services, which was acquired by Broadvision, Inc. in April 2000. From July 1995 to February 1998, he served as Vice President, Chief Financial Officer and Treasurer of Media 100, Inc., a developer of digital video systems.

   David S. Wetherell, age 47, has served as a director and Chairman of the Board of Engage since July 1995. Mr. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of CMGI since 1986. Mr. Wetherell is also a director of CMGI and NaviSite, Inc.

Board and Committee Meetings

   Audit Committee. The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, the Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. Each fiscal year, the Audit Committee recommends to the Board of Directors the independent auditors who will audit the books of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee.

   Prior to September 2001, the Audit Committee consisted of Messrs. Campanella, Bennett and McMillan. Messrs. Campanella and Bennett both met the independence and experience requirements of the Nasdaq Stock Market. Because Mr. McMillan is an employee of CMGI, the Company's majority stockholder, he did not meet the independence requirements of Nasdaq. However, because of Mr. McMillan's experience with financial reporting and internal controls, his past experience in finance and accounting and his knowledge of the Company's finances, the Board of Directors determined that Mr. McMillan's membership on the Audit Committee was required by the best interests of the Company and its stockholders. In September 2001, Mr. Campanella resigned from the Board of Directors. Because the Company did not have another member of its Board of Directors that met the independence and experience requirements of Nasdaq, it fell out of compliance with the Nasdaq audit committee membership requirements, which require at least two independent members. The Company informed Nasdaq of its inability to comply with the audit committee membership requirements and Nasdaq granted the Company an extension of time, until December 10, 2001, to comply with these requirements. The Company initiated a search for a qualified individual to appoint to its Board and Audit Committee, and on December 6 2001, the Board appointed Peter J. Rice as a director and as a member of its Audit Committee. Mr. Rice fully complies with Nasdaq's audit committee independence and experience requirements. Accordingly, the Company's current Audit Committee, consisting of Messrs. Rice, Bennett and McMillan, complies with the Nasdaq audit committee membership requirements. The Audit Committee met once during the fiscal year ended July 31, 2001.

   Compensation Committee. The Company also has a Compensation Committee. The Compensation Committee reviews the salaries of executive officers and other key officers (including compensation pursuant to stock options and other employee benefit plans and arrangements), administers Engage's stock option and other employee benefit plans and arrangements (except that all option grants to the Company's executive officers are administered by the Board of Directors) and negotiates the terms of any employment agreements and arrangements with all corporate officers of the Company. The Compensation Committee met one time during the fiscal year ended July 31, 2001 and acted by unanimous written consent three times. The Compensation Committee currently consists of Messrs. Bennett and Wetherell.

   Governance Committee. The Company has also established a Governance Committee whose primary function is to establish signing authority and limitations for certain employees with respect to instruments that create financial obligations of the Company, to consider and approve financial commitments of the Company in excess of $1,000,000 and to provide recommendations to the Board of Directors relating to the size and composition of the Board and the overall effectiveness of the Board. The Governance Committee met once during the fiscal year ended July 31, 2001. The members of the Governance Committee are Messrs. Cuddy, McMillan and Wetherell.

   Nominating Committee. The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

   Meeting Attendance. The Board of Directors held eleven meetings during fiscal year ended July 31, 2001, and acted by unanimous written consent once. Except for Fredric Rosen and Andrew Hajducky, each director attended at least 75% of the meetings of the Board of Directors and the respective committees on which they served during fiscal 2001.

Compensation of Directors

   Directors who are not employees of the Company are entitled to participate in the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Directors' Plan"). Under the terms of the 1999 Directors' Plan, directors who are not (i) employees of the Company or any subsidiary of the Company, or (ii) affiliates of an institutional investor that owns shares of the Company's Common Stock, are eligible to receive non-statutory options to purchase shares of the Company's Common Stock. Any director who becomes such an employee shall cease to be eligible for any further option grants under the 1999 Directors' Plan while such an employee, but shall not, by reason of becoming such an employee, cease to be eligible to retain options previously granted under the 1999 Directors' Plan. All options granted under the 1999 Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

   As of October 1, 2001, the Company had granted Mr. Bennett an option to purchase 100,000 shares of Common Stock, vesting over a four-year period, at an exercise price of $2.10 per share. In October 2001, the Company also paid Mr. Bennett an aggregate of $3,000 for Board meetings attended.

   Prior to November 1, 2001, the Company reimbursed non-employee directors for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof but did not otherwise typically pay cash compensation to directors for service as directors. On November 1, 2001, the Company adopted the Engage, Inc. Outside Director Retainer Policy. Pursuant to this policy, each director who is not an employee of the Company or any affiliate, including but not limited to CMGI, or any immediate family member thereof (each, an "Outside Director") receives (i) a quarterly retainer of $12,500, (ii) a fee of $1,500 for each Board meeting attended in person or by telephone and (iii) a fee of $1,500 for each Audit Committee and Compensation Committee meeting attended in person or by telephone, unless such Audit Committee or Compensation Committee meeting occurs in conjunction with and on the same day as a Board meeting for which the Outside Director receives the fee set forth in (ii) above.

   In May 2001, the Company's Board of Directors established a Special Committee of the Board (the "Special Committee"), consisting of Messrs. Bennett, Evans and Campanella. The purpose of the Special Committee was to evaluate the merits of and negotiate the terms of a potential acquisition of a particular subsidiary from CMGI and to make a recommendation to the full Board of Directors on whether to approve the acquisition. Members of the Special Committee were each paid $15,000 for such services.

   In July 2001, the Special Committee was convened again to evaluate the Company's rights pursuant to a letter from CMGI to the Company, dated October 30, 2000, whereby CMGI had agreed (subject to negotiation of mutually acceptable terms and conditions and approval of both companies' boards of directors) to make additional funding available to the Company as well as to evaluate the merits of and negotiate the terms of a transaction with CMGI. Members of the Special Committee were each paid $44,667.42 for such services.

Compensation Committee Interlocks and Insider Participation

   Messrs. Bennett and Wetherell, both non-employee directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for the 2001 fiscal year were timely filed with the exception of: (i) Brian Gorman, the Company's former Senior Vice President of Worldwide Sales, failed to file a timely Form 3 in June 2001; however, Mr. Gorman filed his Form 3 in October 2001 and (ii) Andrew Hajducky, a former director of the Company, failed to file a timely Form 4 on October 10, 2000 to report his purchase of 20,000 shares of the Company's Common Stock in September, 2000; however, Mr. Hajducky subsequently filed a Form 4 on October 27, 2000.

                            ADDITIONAL INFORMATION

Management

   Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not also directors of the Company.

           Name               Age                Office(s)
           ----               ---                ---------
      Robert W. Bartlett, Jr. 55  Chief Financial Officer, Executive Vice
                                  President and Treasurer
      Andrew J. Zimmon....... 39  Senior Vice President of Operations

   Robert W. Bartlett, Jr. has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since September 2000. From June 2000 to September 2000, he served as Chief Financial Officer of CMGion, Inc. (now ProvisionSoft, Inc.), an early-stage Internet company and a majority-owned operating company of CMGI. From June 1999 to June 2000, Mr. Bartlett served as Chief Financial Officer of CMGI Solutions, a technology and solutions provider to the e-business industry and a majority-owned operating company of CMGI. From October 1998 to May 1999, Mr. Bartlett was self-employed as a consultant. From March 1998 to September 1998, Mr. Bartlett served as Chief Financial Officer of Gracious Home, a premium retailer of domestic and imported houseware products. From March 1996 to March 1998, Mr. Bartlett served in the Chief Executive Officer and Chief Financial Officer roles at Strategic Security Technologies, Inc., a high-end access control, CCTV, audio-visual telecommunications and related equipment software security integrator.

   Andrew J. Zimmon has served as Senior Vice President of Operations of the Company since September 2000. From February 1993 through August 2000, Mr. Zimmon was Senior Vice President of Operations for MediaBridge Technologies, Inc., a content management solutions company. Engage acquired MediaBridge Technologies, Inc. in September 2000.

                            EXECUTIVE COMPENSATION

   Summary Compensation Table. The table below sets forth certain compensation information for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by (i) each person who served as the Company's Chief Executive Officer during the fiscal year ended July 31, 2001, (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers as of July 31, 2001 and
(iii) one other former executive officer who, but for the fact that he was not an executive officer as of July 31, 2001, would have been one of the four other most highly compensated executive officers in the fiscal year ended July 31, 2001 (collectively, the ''Named Executive Officers"). Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

                          Summary Compensation Table


                                                                           Long-Term
                                               Annual Compensation    Compensation Awards
                                            ------------------------- ------------------
                                                                          Securities       All Other
                                     Fiscal                               Underlying      Compensation
Name and Principal Position           Year  Salary($)(1)  Bonus($)(1)       Options          ($)(2)
---------------------------          ------ ------------  ----------- ------------------  ------------
Anthony G. Nuzzo (3)................  2001    $196,212     $ 76,991   1,750,000   (ENGA)     $1,383
  Former Chief Executive                                                 50,000   (CMGI)
  Officer and President
Paul L. Schaut (4)..................  2001    $190,000     $ 45,833          --   (ENGA)     $1,400
  Former Chief Executive                                                     --   (CMGI)
  Officer and President               2000     240,000      110,000          --   (ENGA)      1,400
                                                                             --    (CMGI)
                                      1999     168,364       60,000     800,000    (ENGA)     1,383
                                                                         36,000    (CMGI)
Daniel J. Jaye (5)..................  2001    $185,000     $ 36,350     257,500   (ENGA)     $2,175
  Former Chief Technology Officer                                            --   (CMGI)
                                      2000     138,958       23,250          --   (ENGA)      2,084
                                                                             --   (CMGI)
                                      1999     131,430(6)    19,233     400,000   (ENGA)      2,303
                                                                         32,000   (CMGI)
Dean A. Wiltse (7)..................  2001    $229,091     $ 52,500     293,750   (ENGA)     $2,525
  Former Executive Vice                                                      --   (CMGI)
  President Software Sales            2000     150,000       46,250     300,000   (ENGA)      3,425
                                                                             --   (CMGI)
Michael K. Baker (8)................  2001    $199,611     $ 36,350     220,000   (ENGA)     $4,028
  Former Executive Vice President                                            --   (CMGI)
  and General Counsel                 2000     139,000       27,503      50,000   (ENGA)      2,762
                                                                             --   (CMGI)
Andrew J. Zimmon (9)................  2001    $153,205     $ 74,551     161,970   (ENGA)     $1,983
  Senior Vice President, Operations
Thomas M. Rothfels (10).............  2001    $227,380     $ 77,275     292,750   (ENGA)         --
  Former Executive Vice President                                            --   (CMGI)
  Worldwide Media

--------
(1) Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned. Bonuses indicated as earned in any fiscal year were generally paid early in the following fiscal year.
(2) Amounts set forth in this column represent Company cash contributions under the CMGI 401(k) plan in which Engage employees participate.
(3) Mr. Nuzzo commenced employment with the Company as the Company's Chief Executive Officer and President in November 2000. Mr. Nuzzo's employment as the Company's Chief Executive Officer and President ended in September 2001.
(4) Mr. Schaut's employment as the Company's Chief Executive Officer and President ended in November 2000.
(5) Mr. Jaye's employment as the Company's Chief Technology Officer ended in December 2001.
(6) Includes $100,000 paid to Mr. Jaye for his contribution in the sale of some of the Company's technology to Red Brick Systems, Inc.
(7) Mr. Wiltse's employment as the Company's Executive Vice President Software Sales ended in April 2001.
(8) Mr. Baker's employment as the Company's Executive Vice President and
    General Counsel ended in December 2001.
(9) Mr. Zimmon commenced his employment as the Company's Senior Vice President, Operations in September 2000.
(10) Mr. Rothfels' employment as the Company's Executive Vice President Worldwide Media ended in September 2001.

   Option Grant Table. The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2001 by the Company and CMGI to the Named Executive Officers:

                    Stock Option Grants in Last Fiscal Year

                                                                              Potential Realizable
                                                                                Value at Assumed
                                                                                Annual Rates of
                                                                                  Stock Price
                                                                                Appreciation for
                                       Individual Grants                         Option Term(4)
                   ---------------------------------------------------------- --------------------
                                         Percent of
                                        Total Options
                                         Granted to
                   Number of Securities Employees in  Exercise or
                    Underlying Options   Fiscal Year   Base Price  Expiration
       Name             Granted(#)         2001(1)    ($/share)(2)  Date(3)     5%($)     10%($)
       ----        -------------------  ------------- ------------ ----------  -------   --------
Anthony G. Nuzzo..  1,750,000(5) (ENGA)     8.98%        $ 2.03     10/24/01       --         --
                       50,000(5) (CMGI)      0.6%        $12.00     10/24/01       --         --
Paul L. Schaut....          0    (ENGA)       --             --           --       --         --
                            0    (CMGI)       --             --           --       --         --
Daniel J. Jaye....     30,000(5) (ENGA)     0.15%        $ 7.75      1/14/02  $64,235   $141,944
                      107,500(6) (ENGA)     0.55%        $ 1.00      1/14/02  $29,700   $ 65,630
                      120,000(5) (ENGA)     0.62%        $ 0.75      1/14/02  $24,865   $ 54,946
                            0    (CMGI)       --             --           --       --         --
Dean A. Wiltse....     25,000(5) (ENGA)     0.13%        $ 7.75      5/30/01       --         --
                       50,000(5) (ENGA)     0.26%        $ 3.47      5/30/01       --         --
                       93,750(6) (ENGA)     0.48%        $ 1.00      5/30/01       --         --
                      125,000(5) (ENGA)     0.64%        $ 0.75      5/30/01       --         --
                            0    (CMGI)       --             --           --       --         --
Michael K. Baker..     30,000(5) (ENGA)     0.15%        $ 7.75      1/14/02  $64,235   $141,944
                      105,000(6) (ENGA)     0.54%        $ 1.00      1/14/02  $29,010   $ 64,104
                       85,000(5) (ENGA)     0.44%        $ 0.75      1/14/02  $17,613   $ 38,920
                            0    (CMGI)       --             --           --       --         --
Andrew J. Zimmon..     22,500(5) (ENGA)     0.12%        $10.25      9/10/05  $63,717   $140,799
                       60,000(5) (ENGA)     0.31%        $ 0.75     12/28/05  $12,433   $ 27,473
                       29,470(6) (ENGA)     0.15%        $ 1.00       1/7/06  $ 8,142   $ 17,992
                       50,000(5) (ENGA)     0.26%        $ 0.95      5/17/06  $13,123   $ 28,999
                            0    (CMGI)       --             --           --       --         --
Thomas M. Rothfels    100,000(5) (ENGA)     0.51%        $ 9.31     10/18/01       --         --
                      125,000(5) (ENGA)     0.64%        $ 0.75     10/18/01       --         --
                       43,750(6) (ENGA)     0.22%        $ 1.00     10/18/01       --         --
                       25,000(5) (ENGA)     0.13%        $ 0.95     10/18/01       --         --
                            0    (CMGI)       --             --           --       --         --

--------
(1) Calculated based on an aggregate of 19,488,440 Engage options and 9,090,909 CMGI options granted during the fiscal year ended July 31, 2001.
(2) The exercise price represents the fair market value of the Company's Common Stock and the CMGI common stock on the date of grant based on the closing price on the Nasdaq National Market.
(3) Options granted by the Company generally expire five years from the date of grant. However, Messrs. Nuzzo, Jaye, Wiltse, Baker and Rothfels have left the employment of the Company. Accordingly, each option granted to each such individual has expired or will expire, by its terms, as of the date indicated.
(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option's term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.
(5) Option vests as to 25% of the shares after the first year and the remaining 75% vesting in equal monthly installments for the next 36 months thereafter. Upon Mr. Nuzzo's resignation as President and Chief Executive Officer on September 24, 2001, the vesting of all outstanding options that would have vested on or prior to November 19, 2002 was accelerated.
(6) Option fully vests on January 8, 2002.

   Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning option exercises by the Named Executive Officers during the fiscal year ended July 31, 2001 and exercisable and unexercisable stock options held by the Named Executive Officers as of July 31, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                    Number of Securities
                                                         Underlying           Value of Unexercised
                                                     Unexercised Options     In-the-Money Options at
                                                    at July 31, 2001 (#)      July 31, 2001 ($)(2)
                                                  ------------------------- -------------------------
                             Shares      Value
                           Acquired on  Realized
       Name        Company Exercise(#)    $(1)    Exercisable Unexercisable Exercisable Unexercisable
       ----        ------- ----------- ---------- ----------- ------------- ----------- -------------
Anthony G. Nuzzo..  ENGA          --           --        --     1,750,000       --           --
                    CMGI          --           --        --        50,000       --           --
Paul L. Schaut....  ENGA     399,999   $1,194,347        --            --       --           --
                    CMGI      26,667       89,166        --            --       --           --
Daniel J. Jaye....  ENGA     409,650   $  279,558   224,999       432,501       --           --
                    CMGI          --           --        --            --       --           --
Dean A. Wiltse....  ENGA          --           --        --            --       --           --
                    CMGI          --           --        --            --       --           --
Michael K. Baker..  ENGA          --           --   221,873       388,127       --           --
                    CMGI          --           --        --            --       --           --
Andrew J. Zimmon..  ENGA          --           --    14,246       243,114       --           --
                    CMGI          --           --        --            --       --           --
Thomas M. Rothfels  ENGA          --           --    20,312       348,438       --           --
                    CMGI          --           --        --            --       --           --

--------
(1) Value Realized represents the difference between the aggregate exercise price of the option and the aggregate fair market value of the underlying common stock on the date of exercise.
(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 2001, which closing price was $0.33 for Engage and $2.02 for CMGI. No Named Executive Officer held any unexercised in-the-money options on July 31, 2001.

Report of the Compensation Committee

   The Compensation Committee of the Company's Board of Directors is responsible for establishing, reviewing, approving and making recommendations regarding the Company's compensation policies, practices and procedures with respect to the Company's executive officers. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 2000 as they affected Messrs. Schaut and Nuzzo, in their capacities as Chief Executive Officer and President of the Company, and the Named Executive Officers.

   Compensation Philosophy. The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of the Company's stockholders.

   In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

   Executive Compensation Program. Annual compensation for the Company's executives consists of three principal elements: base salary, cash bonus and stock option grants.

      Base Salary and Cash Bonus. In setting the annual base salaries for the Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are Internet or software companies. The Company also regularly compares the salary levels of its executive officers with other leading companies in these industries through reviews of survey and proxy statement data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company. Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements.

      Equity Ownership. Executive officer compensation also includes long-term incentives afforded by options to purchase shares of the Company's Common Stock. The purposes of the Company's stock ownership program are (i) to highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of key executives, managers and individual contributors who are essential to the Company's growth and development. The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer-term success. Generally, stock options vest as follows: 25% upon the first anniversary of the date of grant and approximately 2.08% each month thereafter over three years, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company has generally been set at 100% of the fair market value per share on the date of grant. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule.

   Chief Executive Officer Compensation. The Compensation Committee had set Messrs. Schaut's and Nuzzo's total annual compensation at a level it believed to be competitive with the chief executive officers of similarly capitalized Internet and software companies. Each of Messrs. Schaut and Nuzzo, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation programs available to the Company's other senior executives. Mr. Schaut resigned as the Company's Chief Executive Officer and President in November 2000, and Mr. Nuzzo resigned as the Company's Chief Executive Officer and President in September 2001.

   During the fiscal year ended July 31, 2001, Mr. Schaut's annual base salary was $240,000. For fiscal 2001, Mr. Schaut was also awarded quarterly bonuses totaling $45,833, which compensation was based, in part, upon attainment of the Company's revenue objectives and the completion of certain strategic acquisitions of the Company. Mr. Schaut was not granted any options to purchase Common Stock during the fiscal year ended July 31, 2001.

   During the fiscal year ended July 31, 2001, Mr. Nuzzo's annual base salary was $280,000. For fiscal 2001, Mr. Nuzzo was also awarded quarterly bonuses totaling $76,991, which compensation was based, in part, upon attainment of certain of the Company's financial objectives and the completion of certain cost-cutting goals. During the fiscal year ended July 31, 2001, Mr. Nuzzo was also granted an option to purchase 1,750,000 shares Common Stock exercisable at $2.03 per share. This option was to vest as to 437,500 shares as of the first anniversary of the date of grant and the remaining 1,312,500 shares were to vest in equal monthly installments for 36 months thereafter. Upon Mr. Nuzzo's resignation as the Company's President and Chief Executive Officer in September 2001, the vesting of all outstanding options that would have vested on or before November 19, 2002 was accelerated, and such options were exercisable through October 30, 2001. No such options were exercised by Mr. Nuzzo prior to October 30, 2001.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. At such time as
Section 162(m) would materially affect the Company, the Board of Directors and the Compensation Committee will assess the practical effect on executive compensation and determine what action, if any, is appropriate while maintaining the discretion to compensate its executive officers in a manner consistent with the Company's compensation policies without regard to deductibility.

                                          Compensation Committee

                                          Edward A. Bennett
                                          David S. Wetherell

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Audit Committee Report by the Board of Directors of the Company

   Because of the resignation of one of the independent members of the Company's Audit Committee from the Board of Directors in September 2001, the Company was unable to establish an Audit Committee that met the Nasdaq audit committee membership requirements. The Company informed Nasdaq of its inability to comply with the audit committee membership requirements and Nasdaq granted the Company an extension of time, until December 10, 2001, to comply with these requirements. The Company initiated a search for a qualified individual to appoint to its Board and Audit Committee, and on December 6 2001, the Board appointed Peter J. Rice as a director and as a member of its Audit Committee. Mr. Rice fully complies with Nasdaq's audit committee independence and experience requirements. Accordingly, the Company's current Audit Committee, consisting of Messrs. Rice, Bennett and McMillan, complies with the Nasdaq audit committee membership requirements. However, because the Company did not have a Nasdaq-compliant Audit Committee to review its audited financial statements for the fiscal year ended July 31, 2001, the full Board of Directors of the Company acted in lieu of the Audit Committee and has furnished the following report:

   The Board of Directors has reviewed and discussed the Company's audited financial statements for fiscal 2001 with the Company's management. The Board of Directors has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Board of Directors has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Board of Directors recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2001.

                                          Board of Directors

                                          Christopher M. Cuddy
                                          Edward A. Bennett
                                          George McMillan
                                          David S. Wetherell

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Certain Relationships and Related Transactions

   The Company was incorporated in July 1995 as a wholly owned subsidiary of CMGI. CMGI is currently a majority stockholder of the Company. Accordingly, CMGI has the power to elect the Company's entire Board of Directors and to approve or disapprove any corporate transactions or other matters submitted to the Company's stockholders for approval, including the approval of mergers or other significant corporate transactions.

   In April 2000, the Company acquired both Adsmart Corporation, an online advertising network and Flycast Communications Corporation, a leading provider of Internet direct response advertising solutions for total purchase consideration of approximately $3.24 billion. Prior to completion of the acquisitions, Adsmart was a majority-owned subsidiary of CMGI, and Flycast was a wholly-owned subsidiary of CMGI. Prior to the completion of the acquisitions, David S. Wetherell, a director of the Company and President, Chief Executive Officer and a director of CMGI, was a director of Adsmart and President of Flycast. In connection with the acquisition of Adsmart, the Company issued approximately 10,877,000 shares of its Common Stock (valued at $545.1 million), of which approximately 10,812,000 shares were issued to CMGI (valued at $541.8 million) for its 96% interest in the capital stock of Adsmart and 65,941 shares to the other holders of Adsmart capital stock. In connection with the acquisition of Flycast, the Company issued approximately 53,413,000 shares of its Common Stock to CMGI for CMGI's 100% interest in Flycast, valued at approximately $2.7 billion. Under the terms of this transaction, upon the exercise of options for CMGI common stock that were issued to the former Flycast employees as part of CMGI's acquisition of Flycast, CMGI is obligated to pay the Company the exercise price of the option. Additionally, in the event that former Flycast employees terminate their employment with the Company, any unvested options for CMGI common stock held by such employees are cancelled and CMGI is obligated to return to the Company that number of shares of the Company's Common Stock determined by multiplying the number of CMGI options cancelled by the transaction exchange ratio. Through July 31, 2001, CMGI had paid the Company approximately $8,392,000 upon the exercise of options for CMGI common stock by former Flycast employees and had returned, or was obligated to return, 4,875,952 shares of the Company's Common Stock to the Company.

   In November 2000, the Company entered into a sublease agreement with CMGI pursuant to which the Company agreed to sublease from CMGI approximately 103,000 square feet of space at its headquarters in 100

Brickstone Square, Andover, Massachusetts. The term of the sublease expires in October, 2007. The Company currently pays CMGI base rent of $13.75 per square foot and additional rent consisting of the Company's proportionate share of operating expenses. In addition, the Company has agreed to pay CMGI $2,067,720, amortized over the term of the sublease, for certain construction improvements made to the Company's space that were paid for by CMGI. In fiscal 2001, the Company accrued debt to CMGI of approximately $1,830,967 under this agreement.

   The Company and CMGI have also entered into a facilities and administrative support agreement under which CMGI provides various services to the Company, including tax and administrative, computer and information systems, telecommunications and utilities. The fees payable by the Company for the services are typically determined through an allocation of CMGI's costs based upon the proportion of the Company's employee headcount to the total headcount of CMGI and other CMGI-related companies located in the same facility or using the same services. In fiscal 2001, the Company incurred charges from CMGI of approximately $5,475,000 for services provided under the administrative support agreement.

   The Company and CMGI also entered into a tax allocation agreement to allocate responsibilities, liabilities and benefits relating to taxes. The Company is required to pay its share of income taxes shown as due on any consolidated, combined, or unitary tax returns filed by CMGI for tax periods ending on or before or including the date on which date the Company will no longer be a member of CMGI's group for federal, state, or local tax purposes, as the case may be. CMGI indemnifies the Company against liability for all taxes in respect of consolidated, combined, or unitary tax returns for such period. Accordingly, any predetermined tax liabilities for such periods will be the responsibility of CMGI, and any refunds or credits of taxes attributable to the Company or its subsidiaries in respect of consolidated, combined, or unitary tax returns for such periods will be for the account of CMGI. The Company is responsible for filing any separate tax returns for any taxable period and will be responsible for any tax liabilities (and entitled to any refunds or credits of taxes) in respect of such returns. The Company will indemnify CMGI against liability for such taxes.

   Neither CMGI nor the Company have any obligation to make any payment to the other party for the use of such other party's tax attributes such as net operating losses. However, if one party realizes a windfall tax benefit because of an adjustment to items on the other party's tax return, the party that realizes the windfall tax benefit will be required to pay to the other party the actual incremental tax savings it has realized. For example, if an expense deducted by CMGI for a period prior to the closing date were disallowed and required to be capitalized by the Company for a period after the closing date, thereby generating future depreciation deductions to the Company, the Company would be required to pay to CMGI any incremental tax savings as a result of such depreciation deductions when such tax savings are actually realized by the Company.

   Each of the Company and CMGI has control of any audit, appeal, litigation or settlement of any issue raised with respect to a tax return for which it has filing responsibility. Payments of claims under the agreement must be made within 30 days of the date that a written demand for the claim is delivered. Interest accrues on payments that are not made within 10 days of the final due date at the rate applicable to under payments of the applicable tax. Any dispute concerning the calculation or basis of determination of any payment provided under the tax allocation agreement will be resolved by a law firm or "big five" accounting firm selected and paid for jointly by the parties.

   The Company and CMGI have also entered into an investor rights agreement under which the Company granted CMGI registration rights and rights to purchase shares to maintain its majority ownership. Under this agreement, CMGI and its assignees have the right to demand, on up to seven occasions, that the Company register under the Securities Act of 1933, as amended, the sale of all or part of their shares of the Company's Common Stock. CMGI and its assignees are also entitled to include shares of the Company's Common Stock in a registered offering of securities by the Company for its own account, subject to the underwriters' right to reduce the number of included shares. The Company will pay all costs associated with such registration of shares pursuant to this agreement, other than underwriting discounts and commissions and various other expenses. Also under this agreement, until such time as CMGI, or any permitted transferee, owns less than a majority of voting power of the outstanding shares of capital stock of the Company, the Company will permit CMGI, or the transferee, to purchase a portion in any shares that it may in the future issue so that CMGI or the transferee may maintain its majority ownership position. Any such purchases will be at the same price as is paid by third parties for the shares. The right is transferable by CMGI to any party that acquires directly from CMGI shares of common stock representing at least a majority of the outstanding shares of Common Stock of the Company.

   In addition, the Company outsourced data center operations from a company in which CMGI has a significant ownership interest. Total cost of revenue related to outsourcing from related parties for fiscal 2001 was $8,876,000.

   The Company sells its products and services to customers affiliated with CMGI. In fiscal 2001, the Company's revenue from sales to these affiliated companies totaled approximately $3,689,000.

   In October 2001, CMGI agreed to loan the Company $8,000,000 in consideration for which the Company issued to CMGI a secured convertible demand note. This note bears interest at 7.5% and is convertible, at CMGI's election, into shares of the Company's Common Stock at a conversion price of $0.25 per share, subject to adjustment for certain dilutive stock issuances. Under the terms of the note, principal is payable upon demand, but no earlier than August 1, 2002, or earlier upon the occurrence of an event of default as defined in the note. Interest is compounded and payable quarterly in arrears in cash or, at CMGI's election, in shares of the Company's Common Stock on October 31, January 31, April 30 and July 31 of each year until the note is paid in full. Interest payments for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 are deferred and become payable on August 1, 2002. The note is collateralized by substantially all of the Company's assets.

   In addition, in October 2001, the Company and CMGI agreed to structure any intercompany debt incurred by the Company to CMGI between October 1, 2001 and July 31, 2002 under a secured convertible promissory note bearing interest at 7.5%. Under the terms of this note, principal is payable upon demand, but no earlier than August 1, 2002, or earlier upon the occurrence of an event of default as defined in the note. The intercompany debt incurred each calendar month under the note will be convertible, at CMGI's election, into the Company's Common Stock at a conversion price equal to the closing price of the Common Stock on the last trading day of such calendar month. Interest is compounded and payable quarterly in arrears in cash or, at CMGI's election, in shares of the Company's Common Stock on October 31, January 31, April 30 and July 31 of each year until the note is paid in full. Interest payments for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 are deferred and become payable on August 1, 2002. The note is collateralized by substantially all of the Company's assets.

   In September 2001, we also restructured our outstanding amounts payable to CMGI into a secured promissory note payable in the amount of $42.7 million bearing interest at 7.5%. Under the terms of the note payable, principal is payable upon demand, but no earlier than August 1, 2002, or earlier upon the occurrence of an event of default as defined in the note. Interest is compounded and payable quarterly in arrears in cash on October 31, January 31, April 30 and July 31 of each year until the note is paid in full. Interest payments for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 are deferred and become payable on August 1, 2002. The note is collateralized by substantially all of our assets.

   Mr. Wetherell, the Company's Chairman of the Board, serves as Chairman of the Board, Chief Executive Officer, President and Secretary of CMGI and as Chairman of the Board of NaviSite, Inc., a majority-owned subsidiary of CMGI. Mr. McMillan, a director of the Company, serves as Chief Financial Officer and Treasurer of CMGI.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   The Company is not a party to employment agreements with any of the Named Executive Officers.

   In November 2000, the Company entered into an executive retention agreement with Mr. Nuzzo that provided that in the event that a change in control has not occurred and Mr. Nuzzo's employment is terminated by the Company other than for cause or by Mr. Nuzzo for good reason, then (i) the Company shall pay Mr. Nuzzo a severance payment equal to his then current annual base salary, in semi-monthly installments, for one year or until November 19, 2002, whichever is longer and (ii) the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before one year from the date of termination or November 19, 2002, whichever is longer, shall be accelerated. In September 2001, Mr. Nuzzo resigned as Chief Executive Officer and President of Engage. In connection with his resignation, the Company's Board of Directors agreed to pay Mr. Nuzzo severance pursuant to his executive retention agreement. Accordingly, Mr. Nuzzo will receive a severance payment in semi-monthly installments, until November 19, 2002. In addition, the vesting of all of Mr. Nuzzo's options to purchase shares of the Company's Common Stock that would have vested on or before November 19, 2002 was accelerated. Such options were exercisable through October 30, 2001; however, no such options were exercised prior to that date.

Stock Performance Graph

   The graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) of the Company's Common Stock from July 20, 1999, the first date the Common Stock was publicly traded, through July 31, 2001 with
(i) the cumulative total return of the Nasdaq Stock Market Index (U.S.) and
(ii) the Chase H&Q Internet 100 during the same period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The Company cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.
                                          [CHART]

                               Nasdaq
                               Stock       Chase H&Q
                   Engage,     Market      Internet
                   Inc.        Index       100
                   ----        -----       ---
   7/20/99         100         100         100
   7/30/99         84.3        100         91.88
   7/31/00         44.51       145.58      150.59
   7/31/01         1.61        80.04       54.58



                                 7/20/1999 7/30/1999 7/31/2000 7/31/2001
       ------------------------------------------------------------------

       Engage, Inc..............  $100.00   $ 84.30   $ 44.51   $ 1.61
       ------------------------------------------------------------------

       Nasdaq Stock Market Index  $100.00   $100.00   $145.58   $80.04
       ------------------------------------------------------------------

       Chase H&Q Internet 100...  $100.00   $ 91.88   $150.59   $54.58
       ------------------------------------------------------------------

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this Proxy Statement in whole or in part, the foregoing Stock Performance Graph and the underlying data shall not be deemed to be incorporated by reference into any such filing.

                                 ANNUAL REPORT

   The Company's Annual Report on Form 10-K for the year ended July 31, 2001 (other than exhibits thereto) filed with the SEC is available, without charge, upon request to the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Manager of Investor Relations, at Engage, Inc., 100 Brickstone Square, Andover, Massachusetts 01810.

                                  PROPOSAL 2

            APPROVAL OF ISSUANCE OF COMMON STOCK THAT MAY BE ISSUED
                UPON THE CONVERSION OF TWO NOTES ISSUED TO CMGI

The Notes

   On October 4, 2001, the Company issued to CMGI two secured convertible promissory notes. The first of these notes ("Note 1") was issued in consideration for an agreement from CMGI to loan the Company $8,000,000. Note 1 bears interest at 7.5%. The principal is payable upon demand, but no earlier than August 1, 2002, or earlier upon an event of default. Interest is compounded and payable quarterly in arrears on October 31, January 31, April 30 and July 31 of each year until the note is paid in full. Interest payments for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 are deferred and become payable on August 1, 2002. Unpaid principal and interest on Note 1 is convertible, at CMGI's election, into shares of the Company's Common Stock at a conversion price initially equal to $0.25 per share. This conversion price, however, is subject to weighted average antidilution protection whereby the conversion price may be adjusted downward if the Company issues Common Stock in the future at a per share price less than the then current market price. Note 1 is collateralized by substantially all of the Company's assets.

   The Company has also agreed with CMGI to structure any intercompany debt incurred by the Company to CMGI between October 1, 2001 and July 31, 2002 under a second secured convertible promissory note ("Note 2," and together with Note 1, the "Notes"). Note 2 also bears interest at 7.5%. The principal is payable upon demand, but no earlier than August 1, 2002, or earlier upon an event of default. Interest is compounded and payable quarterly in arrears on October 31, January 31, April 30 and July 31 of each year until the note is paid in full. Interest payments for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 are deferred and become payable on August 1, 2002. Unpaid principal and interest on Note 2 is also convertible, at CMGI's election, into shares of the Company's Common Stock. Under Note 2, the conversion price for the intercompany debt incurred by the Company each calendar month, and the interest thereon, is based on the closing price of the Company's Common Stock on the last trading day of the calendar month in which the debt was incurred. The conversion prices for Note 2, however, are also subject to weighted average antidilution protection whereby the conversion prices may be adjusted downward if the Company issues Common Stock in the future at a per share price less than the then current market price. Note 2 is also collateralized by substantially all of the Company's assets.

Nasdaq Stockholder Approval Requirement

   The rules of The Nasdaq Stock Market require stockholder approval prior to the sale, issuance or potential issuance of the Company's Common Stock equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock. The exact number of shares of the Company's Common Stock that may be issued upon conversion of the

Notes cannot currently be determined because the number of shares issuable is dependent upon future events, principally consisting of (i) potential adjustments to the conversion prices of the Notes, (ii) the timing and extent of conversion elections by CMGI and (iii) the amount of intercompany debt incurred by the Company to CMGI prior to July 31, 2002. In addition, the antidilution protection with respect to the Notes and the manner in which the conversion price is determined for Note 2 could result in the Company issuing shares of its Common Stock at a price per share less than $0.24 per share, the market value of the Company's Common Stock as of October 4, 2001 (which was greater than the book value of the Common Stock at the time).

   In addition, because Note 2 may be issued with respect to services provided by CMGI to the Company, it is possible that Nasdaq would find that stockholder approval for Note 2 is also required under a Nasdaq rule that requires stockholder approval prior to the sale, issuance or potential issuance of the Company's Common Stock that could result in an increase in outstanding Common Stock or voting power of 5% or more in connection with the acquisition of the assets of another company if any director, officer or substantial shareholder has a direct or indirect 5% or greater interest in the company whose assets are being acquired. Accordingly, because David Wetherell, a director of Engage, owns more than 5% of the outstanding CMGI common stock, it is possible that Nasdaq may take the position that shareholder approval of Note 2 is required under this rule.

   For the foregoing reasons, the Company is seeking stockholder approval of the issuance of the shares of the Company's Common Stock that may be issued upon the conversion of the Notes. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or represented by proxy and voting for this proposal is required to approve the proposal.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               FOR THE APPROVAL OF THE ISSUANCE OF THE COMPANY'S
              COMMON STOCK UPON CONVERSION OF NOTE ISSUED TO CMGI

                                  PROPOSAL 3

   TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

   In Proposals 3, 4 and 5, the Company's stockholders are being asked to approve three different reverse stock split proposals with exchange ratios of 1-for-5, 1-for-10 and 1-for-15, respectively. The Company's Board of Directors has adopted resolutions, (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of either 1-for-5, 1-for-10 or 1-for-15, (ii) amending the Company's Certificate of Incorporation, to effect a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect a reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders. The Board of Directors may effect, in its sole discretion at any time prior to the next Annual Meeting, any one of the reverse stock splits approved by the stockholders based on its determination of which reverse stock split will result in the greatest marketability and liquidity of the Company's Common Stock.

   In this Proposal 3, the Company's stockholders are being asked to authorize the Board of Directors, in its sole discretion, to amend the Company's Certificate of Incorporation to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders.

   If approved by the Company's stockholders, one of the three proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of stockholders. The Board of Directors may only effect one of the three proposed reverse stock splits. If the Board elects to effect one of the three reverse stock splits, at the effective time of the split, the other proposals approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone effecting a reverse stock split if such action is determined not to be in the best interests of the Company and its stockholders. If none of the reverse stock splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by the next Annual Meeting of stockholders, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

   In the event the Company's Board of Directors implements a reverse stock split prior to the next Annual Meeting of stockholders, it intends to effect the split with a ratio that will most closely approximate a fair market value of $4.00 per share of the Company's Common Stock, based on the closing bid price for the Company's Common Stock on the Nasdaq National Market. Contingent on approval by the requisite vote of the Company's stockholders and thereafter implementation by the Board of Directors, upon filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, the reverse stock split will be effective.

Reasons for the Reverse Stock Split

   The reason for the reverse stock split is to increase the per share market price of the Company's Common Stock. On July 25, 2001, the Company received a notice from the Nasdaq National Market that the Company's Common Stock had failed to maintain the required minimum bid price of $1.00 for a period of 30 consecutive trading days. As a result, Nasdaq provided the Company 90 calendar days, or until October 23, 2001, to regain compliance with this requirement or face delisting from trading on Nasdaq. On September 27, 2001, Nasdaq announced that it had suspended the minimum bid price requirement for continued listing until January 2, 2002. On December 12, 2001, Nasdaq announced that it was reinstating the minimum bid price requirement effective as of January 2, 2002. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its stockholders that it be in a position to quickly effect a reverse stock split that would have the effect of increasing, proportionately, the trading price of the Company's Common Stock to a price per share high enough to satisfy this Nasdaq listing requirement.

   The Board of Directors also believes that the current low per share market price of the Company's Common Stock has had a negative effect on the marketability of its Common Stock, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes there are several reasons for these effects, including:

      (i) many institutional investors have internal policies preventing the purchase of low-priced stocks;

      (ii) certain policies and practices of broker/dealers discourage individual brokers within those firms from dealing in low-priced stocks; and

      (iii) because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher.

   The Board of Directors anticipates that a reverse stock split of either 1-for-5, 1-for-10 or 1-for-15 will result in a trading price for the Company's Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of shares of the Company's Common Stock outstanding as a consequence of a reverse stock split, and the anticipated increase in the price of the Company's Common Stock, could encourage interest in the Company's Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse stock split. In addition, although any increase in the market price of the Company's Common Stock resulting from a reverse stock split may be proportionately less than the decrease in the number of outstanding shares, a reverse stock split could result in a market price for the Company's Common Stock that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

   There can be no assurances, however, that the foregoing events will occur, or that the market price of the Company's Common Stock immediately after a reverse stock split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company's Common Stock after a reverse stock split will adjust to reflect the exchange ratio or that the market price following a reverse stock split will either exceed or remain in excess of the current market price. There can also be no assurance that the Company will be able to maintain the listing of its Common Stock on Nasdaq even if a reverse stock split results in a bid price for the Company's Common Stock that exceeds $1.00 per share.

Principal Effects of a 1-for-5 Reverse Stock Split

   If the proposed 1-for-5 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-5 split prior to the next Annual Meeting of stockholders, then each share of the Company's Common Stock outstanding as of the record date chosen by the Board will, immediately and automatically be changed, as of the effective date of the reverse stock split, into one fifth (1/5) of a share of the Company's Common Stock. In addition, the number of shares of the Company's Common Stock subject to outstanding options, warrants and other convertible securities issued by the Company will be reduced by a factor of five, and the exercise or conversion price thereof will be proportionately increased by a factor of five. No fractional shares of the Company's Common Stock will be issued in connection with a reverse stock split. Holders of the Company's Common Stock who would otherwise receive a fractional share of the Company's Common Stock pursuant to a reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company's Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company's Common Stock would remain unchanged.

   If the proposed 1-for-5 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-5 split prior to the next Annual Meeting of stockholders, the Board of Directors will fix a record date for determination of shares subject to the split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for a reverse stock split. As of January 31, 2002, the record date for the Meeting, there
were [   ] shares of the Company's Common Stock issued and outstanding. If additional shares of the Company's Common Stock are issued or redeemed, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly.

   Because the reverse stock split will apply to all issued and outstanding shares of the Company's Common Stock and outstanding rights to purchase the Company's Common Stock or to convert other securities into the Company's Common Stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of the Company's Common Stock would remain unchanged, the Amendment will, however, effectively increase the number of shares of the Company's Common Stock available for future issuances by the Board of Directors.

   If the proposed 1-for-5 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-5 split prior to the next Annual Meeting of stockholders, some stockholders may consequently own less than one hundred shares of the Company's Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following a reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of the Company's Common Stock.

   Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or By-Laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

   If a reverse stock split is approved at the Meeting and the Board of Directors elects to effect a reverse stock split prior to the next Annual Meeting of stockholders, no fractional shares will be issued as a result. In lieu of any fractional shares to which a holder of the Company's Common Stock would otherwise be entitled as a result of the reverse stock split, the Company shall pay cash equal to such fractional share multiplied by the average of the high and low trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split, which amount is hereby determined to equal the fair market value of the Common Stock at the effective time of the reverse stock split.

Federal Income Tax Consequences

   The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

   In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company's Common Stock in exchange for their old shares of the Company's Common Stock. The Company believes that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

   . A stockholder who receives solely a reduced number of shares of the Company's Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock.

   . A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment would recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

   . The Company will not recognize any gain or loss as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

   If the proposed 1-for-5 reverse stock split is approved at the Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next Annual Meeting of stockholders, authorize the 1-for-5 reverse stock split and file the amendment to the Company's Certificate of Incorporation attached to this Proxy Statement as Annex A with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the Company's Common Stock and the likely effect of business developments on the market price for the Company's Common Stock. Notwithstanding approval of the 1-for-5 reverse stock split at the Meeting, the Board of Directors may, in its sole discretion, determine not to implement the 1-for-5 reverse stock split.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

                                  PROPOSAL 4

   TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

   In Proposals 3, 4 and 5, the Company's stockholders are being asked to approve three different reverse stock split proposals with exchange ratios of 1-for-5, 1-for-10 and 1-for-15, respectively. The Company's Board of Directors has adopted resolutions, (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of either 1-for-5, 1-for-10 or 1-for-15, (ii) amending the Company's Certificate of Incorporation, to effect a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect a reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders. The Board of Directors may effect, in its sole discretion at any time prior to the next Annual Meeting, any one of the reverse stock splits approved by the stockholders based on its determination of which reverse stock split will result in the greatest marketability and liquidity of the Company's Common Stock.

   In this Proposal 4, the Company's stockholders are being asked to authorize the Board of Directors, in its sole discretion, to amend the Company's Certificate of Incorporation to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders.

   If approved by the Company's stockholders, one of the three proposed reverse stock splits would become effective on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of stockholders. The Board of Directors may only effect one of the three proposed reverse stock splits. If the Board elects to effect one of the three reverse stock splits, at the effective time of the split, the other proposals approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone effecting a reverse stock split if such action is determined not to be in the best interests of the Company and its stockholders. If none of the reverse stock splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by the next Annual Meeting of stockholders, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

   In the event the Company's Board of Directors implements a reverse stock split prior to the next Annual Meeting of stockholders, it intends to effect the split with a ratio that will most closely approximate a fair market value of $4.00 per share of the Company's Common Stock, based on the closing bid price for the Company's Common Stock on the Nasdaq National Market. Contingent on approval by the requisite vote of the Company's stockholders and thereafter implementation by the Board of Directors, upon filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, the reverse stock split will be effective.

Reasons for the Reverse Stock Split

   Please see the section in Proposal 3 titled "Reasons for the Reverse Stock Split" for a discussion of the reasons the Company is seeking approval for the proposed 1-for-10 reverse stock split.

Principal Effects of a 1-for-10 Reverse Stock Split

   If the proposed 1-for-10 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-10 split prior to the next Annual Meeting of stockholders, then each share of the Company's Common Stock outstanding as of the record date chosen by the Board will, immediately and automatically be changed, as of the effective date of the reverse stock split, into one tenth (1/10) of a share of the Company's Common Stock. In addition, the number of shares of the Company's Common Stock subject to outstanding options, warrants and other convertible securities issued by the Company will be reduced by a factor of ten, and the exercise or conversion price thereof will be proportionately increased by a factor of ten. No fractional shares of the Company's Common Stock will be issued in connection with a reverse stock split. Holders of the Company's Common Stock who would otherwise receive a fractional share of the Company's Common Stock pursuant to a reverse stock split will receive cash in lieu of the fractional share as explained more fully below. The par value of the Company's Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company's Common Stock would remain unchanged.

   If the proposed 1-for-10 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-10 split prior to the next Annual Meeting of stockholders, the Board of Directors will fix a record date for determination of shares subject to the split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for a reverse stock split. As of January 31, 2002, the record date for the Meeting, there
were [      ] shares of the Company's Common Stock issued and outstanding. If additional shares of the Company's Common Stock are issued or redeemed, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly.

   Because the reverse stock split will apply to all issued and outstanding shares of the Company's Common Stock and outstanding rights to purchase the Company's Common Stock or to convert other securities into the Company's Common Stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of the Company's Common Stock would remain unchanged, the Amendment will, however, effectively increase the number of shares of the Company's Common Stock available for future issuances by the Board of Directors.

   If the proposed 1-for-10 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-10 split prior to the next Annual Meeting of stockholders, some stockholders may consequently own less than one hundred shares of the Company's Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following a reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of the Company's Common Stock.

   Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or By-Laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

   Please see the section in Proposal 3 titled "Cash Payment in Lieu of Fractional Shares" for a discussion of the treatment of fractional shares resulting from the proposed 1-for-10 reverse stock split.

Federal Income Tax Consequences

   Please see the section in Proposal 3 titled "Federal Income Tax Consequences" for a discussion of the federal income tax consequences relating to the proposed 1-for-10 reverse stock split.

Board Discretion to Implement the Reverse Stock Split

   If the proposed 1-for-10 reverse stock split is approved at the Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next Annual Meeting of stockholders, authorize the 1-for-10 reverse stock split and file the amendment to the Company's Certificate of Incorporation attached to this Proxy Statement as Annex B with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the Company's Common

Stock and the likely effect of business developments on the market price for the Company's Common Stock. Notwithstanding approval of the 1-for-10 reverse stock split at the Meeting, the Board of Directors may, in its sole discretion, determine not to implement the 1-for-10 reverse stock split.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

                                  PROPOSAL 5

   TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

   In Proposals 3, 4 and 5, the Company's stockholders are being asked to approve three different reverse stock split proposals with exchange ratios of 1-for-5, 1-for-10 and 1-for-15, respectively. The Company's Board of Directors has adopted resolutions, (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of either 1-for-5, 1-for-10 or 1-for-15, (ii) amending the Company's Certificate of Incorporation, to effect a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect a reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders. The Board of Directors may effect, in its sole discretion at any time prior to the next Annual Meeting, any one of the reverse stock splits approved by the stockholders based on its determination of which reverse stock split will result in the greatest marketability and liquidity of the Company's Common Stock.

   In this Proposal 5, the Company's stockholders are being asked to authorize the Board of Directors, in its sole discretion, to amend the Company's Certificate of Incorporation to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to the next Annual Meeting of stockholders.

   If approved by the Company's stockholders, one of the three proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of stockholders. The Board of Directors may only effect one of the three proposed reverse stock splits. If the Board elects to effect one of the three reverse stock splits, at the effective time of the split, the other proposals approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone effecting a reverse stock split if such action is determined not to be in the best interests of the Company and its stockholders. If none of the reverse stock splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by the next Annual Meeting of stockholders, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

   In the event the Company's Board of Directors implements a reverse stock split prior to the next Annual Meeting of stockholders, it intends to effect the split with a ratio that will most closely approximate a fair market value of $4.00 per share of the Company's Common Stock, based on the closing bid price for the Company's Common Stock on the Nasdaq National Market. Contingent on approval by the requisite vote of the Company's stockholders and thereafter implementation by the Board of Directors, upon filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, the reverse stock split will be effective.

Reasons for the Reverse Stock Split

   Please see the section in Proposal 3 titled "Reasons for the Reverse Stock Split" for a discussion of the reasons the Company is seeking approval for the proposed 1-for-15 reverse stock split.

Principal Effects of a 1-for-15 Reverse Stock Split

   If the proposed 1-for-15 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-15 split prior to the next Annual Meeting of stockholders, then each share of the Company's Common Stock outstanding as of the record date chosen by the Board will, immediately and automatically be changed, as of the effective date of the reverse stock split, into one fifteenth (1/15) of a share of the Company's

Common Stock. In addition, the number of shares of the Company's Common Stock subject to outstanding options, warrants and other convertible securities issued by the Company will be reduced by a factor of fifteen, and the exercise or conversion price thereof will be proportionately increased by a factor of fifteen. No fractional shares of the Company's Common Stock will be issued in connection with a reverse stock split. Holders of the Company's Common Stock who would otherwise receive a fractional share of the Company's Common Stock pursuant to a reverse stock split will receive cash in lieu of the fractional share as explained more fully below. The par value of the Company's Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company's Common Stock would remain unchanged.

   If the proposed 1-for-15 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-15 split prior to the next Annual Meeting of stockholders, the Board of Directors will fix a record date for determination of shares subject to the split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for a reverse stock split. As of January 31, 2002, the record date for the Meeting, there
were [   ] shares of the Company's Common Stock issued and outstanding. If additional shares of the Company's Common Stock are issued or redeemed, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly.

   Because the reverse stock split will apply to all issued and outstanding shares of the Company's Common Stock and outstanding rights to purchase the Company's Common Stock or to convert other securities into the Company's Common Stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of the Company's Common Stock would remain unchanged, the Amendment will, however, effectively increase the number of shares of the Company's Common Stock available for future issuances by the Board of Directors.

   If the proposed 1-for-15 reverse stock split is approved at the Meeting and the Board of Directors elects to effect a 1-for-15 split prior to the next Annual Meeting of stockholders, some stockholders may consequently own less than one hundred shares of the Company's Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following a reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of the Company's Common Stock.

   Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or By-Laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

   Please see the section in Proposal 3 titled "Cash Payment in Lieu of Fractional Shares" for a discussion of the treatment of fractional shares resulting from the proposed 1-for-15 reverse stock split.

Federal Income Tax Consequences

   Please see the section in Proposal 3 titled "Federal Income Tax Consequences" for a discussion of the federal income tax consequences relating to the proposed 1-for-15 reverse stock split.

Board Discretion to Implement the Reverse Stock Split

   If the proposed 1-for-15 reverse stock split is approved at the Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next Annual Meeting of stockholders, authorize the 1-for-15 reverse stock split and file the amendment to the Company's Certificate of Incorporation attached to this Proxy Statement as Annex C with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the Company's Common Stock and the likely effect of business developments on the market price for the Company's Common Stock. Notwithstanding approval of the 1-for-15 reverse stock split at the Meeting, the Board of Directors may, in its sole discretion, determine not to implement the 1-for-15 reverse stock split.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

                                  PROPOSAL 6

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has appointed KPMG LLP, independent certified public accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2002 and recommends that the stockholders vote for the ratification of such appointment. KPMG has served as the Company's accountants since 1995. In addition to retaining KPMG to audit the consolidated financial statements for the fiscal year ended July 31, 2001, the Company retained KPMG, as well as other accounting and consulting firms, to provide various consulting services in fiscal 2001, and expects to continue to do so in the future. The fees billed for professional services provided by KPMG in fiscal 2001 were:

      Audit Fees. The Company was billed an aggregate of $277,568 by KPMG for services rendered for the annual audit of the Company's consolidated financial statements for fiscal 2001 and the quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2001.

      All Other Fees. In fiscal 2001, the Company was billed an aggregate of $275,948 by KPMG for other services related to the following:

        . Internal audit group assistance ($58,000);

        . Tax compliance services ($71,963);

        . Tax consulting services ($8,825);

        . Acquisition services ($135,000); and

        . Audit of 401(k) Savings and Retirement Plan ($2,160).

   The Board of Directors has considered whether the provision of the services described above under the caption All Other Fees is compatible with maintaining KPMG's independence.

   Although stockholder approval of the Board of Directors selection of KPMG is not required by law, the Board of Directors believes that it is proper to provide stockholders with the opportunity to ratify the selection. If the proposal is not approved at the Meeting, the Board of Directors may reconsider its selection of KPMG. A representative of KPMG will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she so desires to do so.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   The Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares at the Meeting even though they have sent in their proxies.

Stockholder Proposals for the Company's Next Annual Meeting

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders must be received by the Company's Secretary at its principal office in Andover, Massachusetts not later than [120 days prior to anniversary date of this proxy statement], 2002 in order to be included in the Proxy Statement and form of proxy relating to that meeting. However, if the date of the next Annual Meeting is more than 30 days from the anniversary date of the Meeting, in order to be included in the Proxy Statement and form of proxy relating to that meeting, a stockholder's notice must be received a reasonable time before the Company begins to print and mail the proxy materials for such Annual Meeting. In addition, such proposals must comply with the requirements of Rule 14a-8, as promulgated under the Securities Exchange Act of 1934, as amended.

   If a stockholder of the Company wishes to present a proposal before the Company's 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's Proxy Statement and Proxy Card, such stockholder must also give written notice to the Manager, Investor Relations of the Company at its principal office in Andover, Massachusetts. The Company must receive such notice no later than January 14, 2003 and no earlier than December 15, 2002. However, if the date of the next Annual Meeting is more than 20 days prior to, or more than 60 days after, the anniversary date of the Meeting, to be timely, a stockholder's notice must be received not earlier than 90 days prior to such Annual Meeting and not later than the later of (i) 60 days prior to such Annual Meeting and (ii) 10 days following the day on which notice of the date of such Annual Meeting was mailed or was made public. If a stockholder fails to provide timely notice of a proposal to be presented at the Company's 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Daniel M. Carroll,
                                          Secretary

February    , 2002

                                    ANNEXES

    Annex A: Certificate of Amendment of Second Amended and Restated
           Certificate of Incorporation (1-for-5 Reverse Stock Split)

    Annex B: Certificate of Amendment of Second Amended and Restated
           Certificate of Incorporation (1-for-10 Reverse Stock Split)

    Annex C: Certificate of Amendment of Second Amended and Restated
           Certificate of Incorporation (1-for-15 Reverse Stock Split)

                                                                        Annex A

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 ENGAGE, INC.

   It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Engage, Inc.

      2. The Certificate of Incorporation of the Corporation filed on July 18, 1995, restated on July 19, 1999 and amended on April 28, 2000 to, among other things, change the name of the Corporation from Engage Technologies, Inc. to Engage, Inc., is hereby further amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH the following:

          "FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Date"), each 5 issued and outstanding shares of Common Stock shall be combined, reclassified and changed into 1 share of Common Stock of the Corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 355,000,000 shares, consisting of (i) 350,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

      3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on January 22, 2002 the Board of Directors of the Corporation adopted at a meeting a resolution setting forth the foregoing amendment and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.

      4. The stockholders of the Corporation duly approved the foregoing amendment at the Corporation's Annual Meeting of Stockholders on March 15, 2002 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed this     day of    , 200   .

                                          By:
                                            ___________________________________
                                            Name:
                                            Title:

                                                                        Annex B

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 ENGAGE, INC.

   It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Engage, Inc.

      2. The Certificate of Incorporation of the Corporation filed on July 18, 1995, restated on July 19, 1999 and amended on April 28, 2000 to, among other things, change the name of the Corporation from Engage Technologies, Inc. to Engage, Inc., is hereby further amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH the following:

          "FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Date"), each 10 issued and outstanding shares of Common Stock shall be combined, reclassified and changed into 1 share of Common Stock of the Corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 355,000,000 shares, consisting of (i) 350,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

      3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on January 22, 2002 the Board of Directors of the Corporation adopted at a meeting a resolution setting forth the foregoing amendment and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.

      4. The stockholders of the Corporation duly approved the foregoing amendment at the Corporation's Annual Meeting of Stockholders on March 15, 2002 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed this     day of    , 200   .

                                          By:
                                            ___________________________________
                                            Name:
                                            Title:

                                                                        Annex C

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 ENGAGE, INC.

   It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Engage, Inc.

      2. The Certificate of Incorporation of the Corporation filed on July 18, 1995, restated on July 19, 1999 and amended on April 28, 2000 to, among other things, change the name of the Corporation from Engage Technologies, Inc. to Engage, Inc., is hereby further amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH the following:

          "FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Date"), each 15 issued and outstanding shares of Common Stock shall be combined, reclassified and changed into 1 share of Common Stock of the Corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 355,000,000 shares, consisting of (i) 350,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

      3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on January 22, 2002 the Board of Directors of the Corporation adopted at a meeting a resolution setting forth the foregoing amendment and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.

      4. The stockholders of the Corporation duly approved the foregoing amendment at the Corporation's Annual Meeting of Stockholders on March 15, 2002 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed this     day of    , 200   .

                                          By:
                                            ___________________________________
                                            Name:
                                            Title:

Appendix A

                                  ENGAGE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          To be held on March 15, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Daniel M. Carroll, the Company's Secretary, and Stefan Vounessea and each of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of stock of Engage, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, March 15, 2002, at 11:00 a.m., Eastern Standard Time, at the principal executive offices of the Company, 100 Brickstone Square, Andover, Massachusetts 01810 and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.


                                                                    ------------
                                                                     SEE REVERSE
                                                                    ------------


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE

  X     Please mark votes as in this example.
-----

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1.   To elect the following five Directors for the ensuing year:

Nominees: Edward A. Bennett, Christopher M. Cuddy, George A. McMillan, Peter J. Rice and David S. Wetherell.

____For all nominees           ____Withhold authority to vote for all nominees

___________________________________________
For all nominees except as noted above

2. To approve the issuance of shares of the Company's Common Stock that may be issued upon the conversion of two secured convertible promissory notes issued to CMGI, Inc.

____For  ____Against       _____Abstain

3. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

____For  ____Against       _____Abstain

4. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

____For  ____Against       _____Abstain

5. To authorize the Board of Directors, in its sole discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation to effect a 1-for-15 reverse stock split of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders.

____For  ____Against       _____Abstain

6. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ended July 31, 2002.

____For  ____Against       _____Abstain


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:_______________________  Date:___________________________

Signature:_______________________  Date:___________________________

DETACH HERE

[Admission Ticket]

This is your admission ticket for you and a guest to attend the Engage, Inc. Annual Meeting of Stockholders to be held on Friday, March 15, 2002, at 11:00 a.m., Eastern Standard Time, at the principal executive offices of the Company, 100 Brickstone Square, Andover, Massachusetts 01810. Please detach and present this ticket and picture identification for admission to the meeting.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.
PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING